UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 15, 2020

Phillips Edison & Company, Inc.
(Exact name of registrant as specified in its charter)
_______________________

Maryland	000-54691	27-1106076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11501 Northlake Drive
Cincinnati, Ohio 45249
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (513) 554-1110

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.  Regulation FD Disclosure
Phillips Edison & Company, Inc. (the “Company”) will host a live conference call presentation on April 15, 2020 at 1:30 p.m. Eastern Time to discuss the Company’s previously announced mitigation plans in response to the COVID-19 pandemic and the impact of the COVID-19 pandemic on the Company. A copy of the investor presentation dated April 15, 2020 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

A live webcast of the presentation can be accessed by visiting the Events & Presentations page on the Company’s website at http://investors.phillipsedison.com/event-calendar. The conference call can be accessed by dialing (888) 346-2646 (domestic) or (412) 317-5249 (international). A replay of the webcast will be available on the Company's website approximately one hour after the conclusion of the live presentation at http://investors.phillipsedison.com/event-calendar.
The information in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (“SEC”), and shall not be deemed to be “filed” with the SEC for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any other filing with the SEC except as expressly set forth by specific reference in such filing.
Item 9.01.  Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Investor Presentation dated April 15, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHILLIPS EDISON & COMPANY, INC.

Dated: April 15, 2020	By:	/s/ Tanya E. Brady
Tanya E. Brady
General Counsel, Senior Vice President, and Secretary